                                                         Exhibit 23.5



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus, filed with the Securities Exchange Commission by Apartment Investment and Management Company ("AIMCO") for the registration of shares of its Class A Common Stock, of our report for NHP Incorporated dated April 23, 1997, included in Amendment No. 1 to AIMCO's Current Report on Form 8-K/A dated April 16, 1997, and to all references to our Firm included in this Registration Statement.

We further consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of our report for NHP Real Estate Companies (as defined in Note 1) dated May 5, 1997 (except with respect to the matters discussed in Note 17, as to which the date is June 3,
1997), included in Amendment No. 3 to AIMCO's Current Report on Form 8-K/A dated June 3, 1997, and to all references to our Firm included in this Registration Statement.

We further consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of our reports with respect to the entities detailed below, all included in AIMCO's Current Report on Form 8-K/A dated June 3, 1997, and to all references to our Firm included in this Registration Statement.




       Entities                         Periods                            Report Date
--------------------------    ------------------------------       --------------------------

NHP Southwest Partners, LP    Period from January 20, 1995 to      April 11,1997 (except with
                              December 31, 1995, and the Year      respect to the matters
                              ended December 31, 1996              discussed in Note 7, as to
                                                                   which the date is June 3,
                                                                   1997)

NHP New LP Entities           Period from January 20, 1995 to      February 20, 1997 (except
(as defined in Note 1)        December 31, 1995, and the Year      with respect to the
                              ended December 31, 1996              matters discussed in
                                                                   Note 8, as to which the
                                                                   date is June 3, 1997)


NHP Borrower Entities         Period from January 20, 1995 to      February 20, 1997 (except
(as defined in Note 1)        December 31, 1995, and the Year      with respect to the matters
                              ended December 31, 1996              discussed in Note 8, as to
                                                                   which the date is June 3,
                                                                   1997)


                                                       /s/ Arthur Andersen LLP

Washington, D.C.
September 22, 1997